NextPhase Wireless Names Tom Hemingway as Chairman and Chief Operating Officer

ANAHEIM, California. December 28, 2006 -- NextPhase Wireless (OTCBB: NXPW), a next-generation wireless connectivity company that specializes in integrated Internet, voice and data communication solutions, today named Tom Hemingway as Chairman and Chief Operating Officer of NextPhase Wireless.

Mr. Hemingway will be replacing Stephen Young as Chairman. Mr. Young was Chairman from 2004 to 2006. He will be pursuing other areas of interest and remains as a board member with the company.

"We are excited that Mr. Hemingway has joined NextPhase Wireless as Chairman of our board and corporate officer. He has a long track record of leadership in the public markets and the wireless industry," said Robert Ford, President and CEO of NextPhase Wireless. "Mr. Hemingway's experience and commitment to improving our company’s presence and product offerings will provide valuable guidance as we continue to develop our technology and its place in the market."

Hemingway commented, "I am excited to have the opportunity to be part of bringing wireless technology to market with such wide ranging potential. NextPhase’s Wireless network is well established and well positioned to leverage its investment in its platform technologies from which it can now begin to penetrate multiple commercial, industrial and subsequently new and innovative markets."

Mr. Hemingway is currently Director, President and CEO of Redwood Investment Group. Previously, he served as Chief Executive Officer and Chairman of Oxford Media; CEO and Chairman of Esynch Corporation; Chairman and CEO of Intermark Corporation; President and CEO of Omni Advanced Technologies; President and CEO Intellinet Information Systems. In addition, Mr. Hemingway has been a consultant and / or served as a board member for several NASDAQ and privately held companies, including Smart House /LV, Great American Coffee Company, Financial Media Group, Inc., CBC and Pure Bioscience. Mr. Hemingway has spent the past two decades in various advisory and deal-making capacities within the financial services sector.

About NextPhase Wireless, Inc.

NextPhase Wireless is a next-generation connectivity company that specializes in delivering integrated Internet, voice and data communication solutions to its customers. The Company designs, deploys and operates its own wireless networks and also provides wireless technology solutions to businesses and municipalities. The Company is an active member of the WiMAX Forum (TM) and the Wireless Communications Association International (WCA). Leveraging its full-service capabilities and world-class infrastructure, NextPhase Wireless offers a comprehensive portfolio of broadband solutions that meet customers' needs today, and can anticipate and grow to meet their needs of tomorrow.

This press release includes statements that may constitute "forward-looking" statements, usually containing the words "believe," "estimate," "project," "expect" or similar expressions. These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements inherently involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. Factors that would cause or contribute to such differences include, but are not limited to, acceptance of the Company's current and future products and services in the marketplace, the ability of the Company to develop effective new products and receive regulatory approvals of such products, competitive factors, dependence upon third-party vendors, and other risks detailed in the Company's periodic report filings with the Securities and Exchange Commission. By making these forward-looking statements, the Company undertakes no obligation to update these statements for revisions or changes after the date of this release.

Contact:
NextPhase Wireless, Inc.
Robert Ford
800-748-5548
rford@npwireless.com

Investor Relations:
IR Affiliates
John Pentony
469-361-6239
NXPW@iraffiliates.com